Exhibit 4.2

SPECIMEN

INCORPORATED UNDER

THE LAWS OF DELAWARE

Cert. No.	Share

TPG Specialty Lending, Inc.

COMMON STOCK

This certifies that            is a registered holder of     Share of Common Stock of TPG Specialty Lending, Inc., transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed on this             day of             ,             .

By:	By:
Name:	Name:
Title: President	Title: Secretary

See Reverse Side of this Certificate for Restrictions on Transfer

Shares $0.01 par value each

The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of (“Transferred”) except pursuant to an effective Registration Statement under the Act or an exemption from registration thereunder.

For Value Received,                      hereby sell, assign and transfer unto-

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

                                                                                                       Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                         Attorney to transfer the said Shares

on the books of the within named Company with full power of substitution in the premises.

Dated             ,

In presence of

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST

CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF

THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT

ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.